Exhibit 99.1

NeoGenomics Acquires Oncology Division from Human Longevity for $37 Million

Significantly Enhances Next Generation Sequencing Capabilities for Pharmaceutical Customers

FT. MYERS, FL / ACCESSWIRE / January 10, 2020 / NeoGenomics, Inc. (NASDAQ:NEO,) a leading provider of cancer-focused genetic testing services, announced today that the company has acquired the Oncology Division assets of Human Longevity, Inc. for $37 million. The transaction closed today and was financed via available cash on hand.

The Oncology Division of Human Longevity performs Next Generation Sequencing services for pharmaceutical customers. The Division generated approximately $10 million in revenues in 2019 and ended the year with a backlog of approximately $15 million of signed contracts. NeoGenomics expects acquired assets to be slightly dilutive to 2020 Adj. EBITDA before becoming accretive in 2021 and beyond.

"The acquisition of the Oncology Division assets from Human Longevity significantly enhances our position as a leading provider of Pharma Services and Next Generation Sequencing." said Douglas M. VanOort, Chairman and CEO of NeoGenomics. This acquisition will expand our Pharma Services menu to include germline, whole exome and whole genome sequencing. We are delighted to add an experienced, specialized molecular workforce with strong Next Generation Sequencing expertise, particularly in servicing pharmaceutical customers, and I am pleased to welcome the Human Longevity Oncology Division employees to NeoGenomics."

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad and Fresno California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company's ability to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading "Risk Factors" and elsewhere in the Company's Annual Report on Form 10-K filed with the SEC on February 26, 2019, amended by a 10K/A filed with the SEC on May 8, 2019. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company's practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company's estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company's estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Chief Strategy and Corporate Development Officer Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

SOURCE: NeoGenomics, Inc.

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